Exhibit 99.1

BOWATER INCORPORATED AND BOWATER NEWSPRINT SOUTH LLC

COMBINED STATEMENT OF OPERATIONS INFORMATION

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited, in millions of U.S. dollars)

Three Months Ended December 31, 2008
Sales	$783
Costs and expenses:
Cost of sales, excluding depreciation, amortization and cost of timber harvested	590
Depreciation, amortization and cost of timber harvested	75
Distribution costs	79
Selling and administrative expenses	32
Impairment of goodwill	535
Closure costs, impairment of assets other than goodwill and other related charges	28
Net gain on disposition of assets	(5)
Operating loss	(551)
Equity in loss of Abitibi-Consolidated Inc. ("Abitibi") before extraordinary item	(90)
Interest expense	(53)
Other expense, net	(3)
Loss before income taxes, minority interests and extraordinary item	(697)
Income tax benefit	20
Minority interests, net of tax	(3)
Loss before extraordinary item	(680)
Equity share of extraordinary loss recorded by Abitibi on expropriation of assets, net of tax of $0	(46)
Net loss	$(726)

  See accompanying footnote.

BOWATER INCORPORATED AND BOWATER NEWSPRINT SOUTH LLC

COMBINED BALANCE SHEET INFORMATION

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited, in millions of U.S. dollars)

December 31,
2008
Assets
Current assets:
Cash and cash equivalents	$42
Accounts receivable, net	454
Accounts receivable from affiliates	15
Inventories, net	355
Assets held for sale	6
Other current assets	60
Total current assets	932
Fixed assets, net	2,243
Goodwill	56
Other assets	216
Total assets	$3,447

Liabilities and shareholders' deficit
Current liabilities:
Accounts payable and accrued liabilities	$402
Short-term bank debt	330
Current installments of long-term debt	262
Liabilities associated with assets held for sale	5
Total current liabilities	999
Long-term debt, net of current installments	1,949
Pension and other postretirement projected benefit obligations	438
Other long-term liabilities	58
Deferred income taxes	224
Minority interests in subsidiaries	70
Shareholders' deficit	(291)
Total liabilities and shareholders' deficit	$3,447

See accompanying footnote.

BOWATER INCORPORATED AND BOWATER NEWSPRINT SOUTH LLC

COMBINED STATEMENT OF CASH FLOWS INFORMATION

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited, in millions of U.S. dollars)

Three Months Ended December 31, 2008
Cash flows from operating activities:
Net loss	$(726)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in loss of Abitibi before extraordinary item	90
Equity share of extraordinary loss recorded by Abitibi on expropriation of assets, net of tax	46
Share-based compensation	1
Depreciation, amortization and cost of timber harvested	75
Impairment of goodwill	535
Closure costs, impairment of assets other than goodwill and other related charges	28
Write-down of mill stores inventory	18
Deferred income taxes	(68)
Minority interests, net of tax	3
Net pension contributions	(17)
Net gain on disposition of assets	(5)
Amortization of debt discount (premium), net	1
Gain on translation of foreign currency denominated debt	(19)
Changes in working capital:
Accounts receivable	80
Inventories	51
Income taxes receivable and payable	39
Accounts payable and accrued liabilities	(126)
Other, net	6
Net cash provided by operating activities	12
Cash flows from investing activities:
Cash invested in fixed assets	(18)
Disposition of assets	5
Net cash used in investing activities	(13)
Cash flows from financing activities:
Short-term financing, net	(52)
Payments of credit facility fees	(5)
Net cash used in financing activities	(57)
Net decrease in cash and cash equivalents	(58)
Cash and cash equivalents:
Beginning of period	100
End of period	$42

See accompanying footnote.

BOWATER INCORPORATED AND BOWATER NEWSPRINT SOUTH LLC

BASIS OF PRESENTATION FOOTNOTE

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited)

Unaudited quarterly combined financial information

The accompanying unaudited quarterly combined financial information ("Financial Information") includes the accounts of Bowater Incorporated and its subsidiaries ("Bowater Incorporated") and the accounts of Bowater Newsprint South LLC and its subsidiaries ("Newsprint South" and together with Bowater Incorporated, the "Company," "we" or "our"). Both Bowater Incorporated and Newsprint South are wholly-owned subsidiaries of AbitibiBowater Inc. ("AbitibiBowater").

This Financial Information was prepared solely for the information and use of certain holders of certain of AbitibiBowater's indebtedness. This Financial Information is not intended to be financial statements prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). Each of Bowater Incorporated's and Newsprint South's consolidated results of operations information, consolidated cash flows information and consolidated financial position information included in the Financial Information have been derived from the underlying accounting records of AbitibiBowater, primarily following the significant accounting policies and using the same critical accounting estimates and basis of accounting as AbitibiBowater. However, this financial information for both Bowater Incorporated and Newsprint South may not fully reflect the costs to each entity of doing business on a standalone basis, and any differences could be significant. Accordingly, Bowater Incorporated's and Newsprint South's information included in this Financial Information has not been derived from financial statements prepared in accordance with U.S. GAAP. The principles used to prepare the Financial Information are similar to those used to prepare consolidated financial statements. The Financial Information as of and for the three months ended December 31, 2008 has been compiled by management on a combined basis to include the accounts of both Bowater Incorporated and Newsprint South (prepared on their respective bases as described above), adjusted for eliminations of intercompany transactions between Bowater Incorporated and Newsprint South. However, as noted above, the Financial Information as of and for the three months ended December 31, 2008 is not, nor is it intended to be, in accordance with U.S. GAAP.

Creditor Protection Proceedings

On April 16, 2009, AbitibiBowater and certain of its U.S. and Canadian subsidiaries, including Bowater Incorporated and Newsprint South, filed voluntary petitions (collectively, the "Chapter 11 Cases") in the United States Bankruptcy Court for the District of Delaware (the "U.S. Court") for relief under the provisions of Chapter 11 of the United States Bankruptcy Code, as amended. In addition, on April 17, 2009, AbitibiBowater and certain of its Canadian subsidiaries sought creditor protection (the "CCAA Proceedings") under the Companies' Creditors Arrangement Act with the Superior Court of Quebec in Canada (the "Canadian Court"). On April 17, 2009, Abitibi-Consolidated Inc., a wholly-owned subsidiary of AbitibiBowater, and its wholly-owned subsidiary, Abitibi-Consolidated Company of Canada, each filed a voluntary petition for provisional and final relief (the "Chapter 15 Cases") in the U.S. Court under the provisions of Chapter 15 of the United States Bankruptcy Code, as amended, to obtain recognition and enforcement in the United States of certain relief granted in the CCAA Proceedings. The Chapter 11 Cases, the Chapter 15 Cases and the CCAA Proceedings are collectively referred to as the "Creditor Protection Proceedings." The U.S. Court and the Canadian Court are collectively referred to as the "Courts." Bowater Incorporated's subsidiary which owns its Mokpo, South Korea operations was not included in the Creditor Protection Proceedings and will continue to operate outside of such proceedings.

Basis of presentation and going concern issues

The commencement of the Creditor Protection Proceedings and the liquidity issues experienced by AbitibiBowater raise substantial doubt about AbitibiBowater's ability to continue as a going concern. As such, the underlying financial records from which the Financial Information was derived have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Creditor Protection Proceedings and AbitibiBowater's debtor in possession financing arrangements provide AbitibiBowater with a period of time to stabilize its operations and financial condition and develop a comprehensive restructuring plan. Management believes that these actions make the going concern basis of presentation appropriate.

BOWATER INCORPORATED AND BOWATER NEWSPRINT SOUTH LLC

BASIS OF PRESENTATION FOOTNOTE

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited)

However, it is not possible to predict the outcome of these proceedings and as such, the realization of assets and discharge of liabilities are each subject to significant uncertainty. Further, AbitibiBowater's ability to continue as a going concern is dependent on market conditions and its ability to successfully develop and implement a comprehensive restructuring plan and improve profitability, obtain alternative financing to replace its debtor in possession financing arrangements and restructure its obligations in a manner that allows it to obtain confirmation of a plan of reorganization by the Courts. However, it is not possible to predict whether the actions taken in its restructuring will result in improvements to its financial condition sufficient to allow it to continue as a going concern. If the going concern basis is not appropriate, adjustments will be necessary to the carrying amounts and/or classification of our assets and liabilities.

Further, a comprehensive restructuring plan could materially change the carrying amounts and classifications reported in our Financial Information. The assets and liabilities in our Financial Information do not reflect any adjustments related to the Creditor Protection Proceedings, which arose subsequent to December 31, 2008. In addition, our Financial Information does not purport to reflect or provide for the consequences of the Creditor Protection Proceedings, such as (i) the realizable value of our assets on a liquidation basis or their availability to satisfy liabilities, (ii) the amounts of pre-petition liabilities that may be allowed for claims or contingencies or the status and priority thereof, (iii) the effect of any changes in our shareholders' deficit that may be made in AbitibiBowater's recapitalization or (iv) the effect on our Financial Information regarding any changes made to our business resulting from AbitibiBowater's comprehensive restructuring plan.